UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

ENER1, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34050	59-2479377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Suite 40

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 920-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events

On March 30, 2012, Ener1, Inc. (the “Company”) issued a press release, a copy of which is filed with this Current Report as Exhibit 99.1, announcing the effectiveness of its Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as amended on February 27, 2012, in accordance with the Agreement and Consent (as so amended, the “Plan”).

On March 30, 2012, as a result of the cancellation of the Company’s outstanding common stock and the other actions undertaken in connection with the consummation of the Plan, the Company became privately held by fewer than ten shareholders of record. As a result, the Company is filing a Form 15 with the Securities and Exchange Commission pursuant to Rule 12g-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The filing of the Form 15 will immediately suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, including obligations to file Forms 10-K, 10-Q and 8-K.

Item 9.01      Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1+	Press release dated March 30, 2012.

__________

+ Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2012	Ener1, Inc.

	By:	/s/ Nicholas Brunero
	Name:	Nicholas Brunero
	Title:	Interim President and General Counsel